TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.3
FRACTIONATION AGREEMENT

This Fractionation Agreement (“Agreement”) is made and entered into as of this 1st day of March 2016 by and between PHILLIPS 66 SWEENY FRAC LLC (“Processor”), a Delaware limited liability company and PHILLIPS 66 COMPANY (“Supplier”), a Delaware corporation.
WHEREAS, Processor operates a Fractionator (hereinafter defined), and Supplier has quantities of natural gas liquids recovered from natural gas processing facilities available for fractionation;
WHEREAS, Processor has capacity to fractionate Raw Product (hereinafter defined); and
WHEREAS, the parties hereto desire that Processor fractionate Supplier’s Raw Product into the Specification Product(s) (hereinafter defined) utilizing the Fractionator;
NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
When the following terms or expressions are used in this Agreement, they shall have the meanings defined below:

A.	“API MPMS” shall have the meaning set forth in Section 5.1.

B.	“Barrel” shall mean the unit of volume used for the purpose of measurement of liquid. One “Barrel” contains 42 Gallons of liquid.

C.	“Base Rate” shall have the meaning set forth in Article IX.

D.	“Business Day” shall mean any day, Monday through Friday, of each week, excluding Federal Reserve Bank holidays.

E.
“Component(s)” shall mean the individual hydrocarbon constituents of Raw Product, including but not limited to: methane, ethane, propane, isobutane, normal butane, isopentane, normal pentane, hexanes and heavier hydrocarbons, as well as any allowable non-hydrocarbon components.

F.
“Contract Quantity” shall mean the Daily average of the volume of Raw Product delivered during each delivery Month during the term of this Agreement, which volume shall be equal to or less than 100,000 Barrels per Day.

G.	“CPI-U” shall have the meaning set forth in Section 6.1(a).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

H.	“Cure Period” shall have the meaning set forth in Article XI.

I.
“Day” or “Daily” shall mean with respect to the determination of the Contract Quantity, a period of 24 consecutive hours commencing at 7:00 a.m. on the calendar day and ending at 7:00 a.m. Central Standard Time or Central Daylight Savings Time, as applicable, on the next succeeding calendar day, and for all other purposes, a calendar day.

J.	“Effective Date” shall have the meaning set forth in Article II.

K.
“Force Majeure” means: (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts, governmental authorities, laws or regulations; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material, equipment, permits or labor; (v) accidental disruption of service; (vi) strikes, lockouts or other industrial or civil disturbances; (vi)  breakage or accident to refinery or other facilities, machinery, tanks, or lines of pipe; (vii)  (viii) breakdowns or accidents, irrespective of the cause thereof and (ix) any other causes, whether of the kind herein enumerated or otherwise, which are not reasonably in the control of the party claiming suspension and could not have been prevented by such party’s due diligence.

L.	“Fractionator” shall mean Processor’s fractionation unit located in Old Ocean, Texas, which is used for the purpose of fractionating Raw Product into the Specification Product(s).

M.
“Gallon” shall mean the unit of volume used for the purpose of measurement of liquid. One U. S. liquid gallon contains 231 cubic inches when the liquid is at a temperature of 60 degrees Fahrenheit and at the vapor pressure of the liquid being measured.

N.	“GPA” shall have the meaning set forth in Section 5.1.

O.	“Imaged Agreement” shall have the meaning set forth in Section 14.1.

P.	“Improvements” shall have the meaning set forth in Section 7.2.

Q.	“Initial Term” shall have the meaning set forth in Article II.

R.
“Laws” or “Law” shall mean all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes, ordinances issued by any governmental authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any governmental authority having jurisdiction over the matter in question and binding on a given person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

S.	“Minimum Contract Quantity” shall be defined as 97,000 Barrels per Day.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

T.
“Month”, “Months”, or “Monthly” shall mean with respect to the determination of Contract Quantity, the period commencing at 7:00 a.m. on the first Day of a calendar month and ending at 7:00 a.m. on the first Day of the next succeeding calendar month, and for all other purposes, a calendar month.

U.
“Operational Imbalance(s)” shall mean the difference between the volume of Raw Product delivered by Supplier to Processor at the Raw Product Delivery Point, and the volume of the Specification Product(s) delivered by Processor to the Specification Product(s) Delivery Point.

V.	“Partnership Change in Control” shall have the meaning set forth in Section 14.5.

W.	“Payment Default” shall have the meaning set forth in Article IX.

X.
“Pipeline” shall mean that pipeline which delivers Supplier’s Raw Product to the Fractionator at the Raw Product Delivery Point and/or the pipeline that accepts delivery of the Specification Product(s) at the applicable Specification Product(s) Delivery Point.

Y.	“Product" shall mean the Raw Product and the Specification Product(s), collectively.

Z.
“Raw Product” shall mean that mixture of liquid hydrocarbons delivered by Pipeline to the Fractionator at the Raw Product Delivery Point in accordance with the terms of Processor’s Pipeline connection agreements or Pipeline tariffs in effect from time to time.

AA.	“Raw Product Delivery Point” shall mean the Seagas meter location site near the Fractionator where the Raw Product is delivered to the Fractionator by Pipeline.

AB.	“Renewal Term” shall have the meaning set forth in Article II.

AC.	“Service Fee” shall have the meaning set forth in Section 7.2(a).

AD.	“Specification Product(s)” shall mean the liquid hydrocarbons fractionated from the Raw Product delivered to the Fractionator and meeting the specifications required by the Pipeline.

AE.	“Specification Product(s) Delivery Point” shall mean either the Seagas meter location site at which each Specification Product(s) is delivered from the Fractionator or the Sweeny Refinery.

AF.	“Term” shall have the meaning set forth in Article II.

AG.	“Year” or “Yearly” shall mean a period of 365 consecutive Days; provided, however that any year which contains the date of February 29 shall consist of 366 consecutive Days.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE II
TERM

This Agreement shall be a binding agreement of the parties hereto upon execution. The period during which the fractionation services described herein will commence on March 1, 2016 (the “Effective Date”), and will continue through and including February 28, 2026 (the “Initial Term”). After expiration of the Initial Term, the Parties may mutually agree to extend the term of this Agreement (the “Renewal Term”). The Initial Term, together with the Renewal Term, if applicable, shall be referred to in this Agreement as the “Term.”

ARTICLE III
PERFORMANCE OBLIGATIONS
3.1    Subject to Section 6.2 and Article X, each Day during the term of this Agreement, Supplier shall deliver or cause to be delivered at least the Minimum Contract Quantity of Raw Product to the Raw Product Delivery Point for fractionation under the terms of this Agreement. Such Raw Product shall meet the quality specifications and requirements of the Fractionator, which shall match the specifications and requirements of the delivering Pipelines unless otherwise agreed.
3.2.     Supplier warrants that it has the right to cause to be delivered and fractionated, the Raw Product delivered hereunder. Custody of the Raw Product shall transfer to Processor at the Raw Product Delivery Point, and custody of the Specification Product(s) shall transfer to Supplier at the Specification Product(s) Delivery Point(s). At no time shall Processor take title to the Product(s) in the custody of Processor.
3.3    Processor shall accept custody of and shall provide fractionation of Supplier’s Raw Product received from Supplier up to the Contract Quantity and any additional volumes to which the parties hereto may mutually agree from time to time. Volumes above the Contract Quantity will be accepted by Processor for fractionation on a space available basis.
3.4.    The Specification Product(s) to be redelivered by Processor during each Month will equal the Raw Product containing such Components delivered to Processor during such Month minus the applicable Operational Imbalance for such Month, so long as Pipeline deliveries and Pipeline capacity allow for fractionation of said Raw Product at a rate approximating the Daily average Pipeline delivery rate for such Month. Subject to Section 3.6, the volume of the Specification Product(s) redelivered during any Month shall be deemed to be equal to the volume of Raw Product delivered to Processor by the Pipeline for Supplier’s account during such Month.
3.5.    In accordance with written authorizations and instructions given from time to time by Supplier with reasonable advance notice, Processor shall be responsible for preparation and timely distribution of all shipping papers pertaining to movement of the Specification Product(s) from the Fractionator to the Specification Product(s) Delivery Point.
3.6.    The parties acknowledge that Operational Imbalances may occur each Month. Each party agrees to use commercially reasonable efforts to keep such imbalances to a minimum and to clear

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

any Operational Imbalance remaining at the end of any applicable Month within thirty (30) Days following the end of such Month. To minimize Operational Imbalances, Processor and Supplier shall each use commercially reasonable efforts to adjust estimates of supply and delivery throughout the Month in accordance with the Fractionator’s actual performance and expected operating conditions.
3.7    During the period of time that Processor has custody of Supplier’s Product, Processor is not responsible for (a) the loss of or damage to such Product unless and then only to the extent such loss or damage is caused by Processor’s willful misconduct or gross negligence; (b) any loss of or damage to such Product that occurs naturally through the fractionation process; or (c) subject to Section 3.4, any loss to Supplier resulting from delays in redelivering such Product when requested. Processor’s maximum liability, if any, for loss or damages to Product will be limited to the Monthly average Non-TET price on the Texas Gulf Coast for such Product(s) as reported or published by OPIS on the date of such loss or damage, multiplied by the volume of Product(s) lost or damaged.
3.8    The parties acknowledge that prudent operation of the Fractionator includes necessary repairs and maintenance consistent with generally accepted industry standards, which will result in temporary outages of the Fractionator during which Processer will be unable to perform the services contracted for herein. So long as Processor endeavors to work with Supplier to minimize the duration, frequency, and effect of such outages on Supplier and the duration, frequency, and effect of such outages on Supplier are consistent with generally accepted industry standards, Processor shall not be deemed to breach this Agreement in respect thereof and shall not be liable to Supplier for any failure to perform its obligations set forth herein.
ARTICLE IV
STORAGE
This Agreement does not provide for and does not include any storage services. It is the intention of the parties to enter into a separate agreement with respect to storage of the Specification Product in Processor’s facility in Brazoria County. However, the performance obligations described in this Agreement are not in any way contingent upon the execution of such storage agreement.

ARTICLE V
MEASUREMENT AND QUALITY
5.1    Measurements, volume corrections, and calibrations shall be performed in accordance with the API Manual of Petroleum Measurement Standards (“API MPMS”) latest revision. In accordance with the definitions of Gallon and Barrel set forth above, volumes shall be based on 42 Gallons per Barrel at 60 degrees Fahrenheit. Measured product volumes shall be adjusted to a temperature of 60 degrees Fahrenheit and a pressure of one standard atmosphere (14.7 PSIA) per the most recent Gas Processors Association (“GPA”) TP-27/API MPMS Chapter 11 (e.g., Table 24E, 54E or other table relevant to the applicable Product(s)).

5.2    Quality testing will be performed by a certified laboratory in accordance with latest published ASTM and GPA methods. Testing reports will be made available to Supplier during normal business

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

hours. The quality of both Raw Product received by Processor for Supplier’s account and the Specification Product(s) received by Supplier will meet applicable Pipeline specifications for such Raw Product and/or the Specification Product(s). Quality will be verified by pipeline batch specifications, a refinery analysis, supplier’s certificate, or by an independent laboratory’s analysis. At Supplier’s request and cost, an appointed representative may provide sampling and testing services. For any service or function requested by Supplier not specifically provided for in this Agreement, Supplier will pay a prompt charge if the service is able to be provided by Processor or a third-party as agreed in advance by the parties hereto in writing. Notwithstanding the foregoing, Supplier waives any right to claim damages for contamination of Supplier’s products due to line displacement and/or use of common lines.

ARTICLE VI
COMPENSATION TO PROCESSOR
6.1    Supplier shall pay to Processor the following fees in connection with Processor’s provision of the services described herein:

(a) (i) a fixed fractionation fee equal to ** cents per Gallon for the Contract Quantity, plus (ii) for any volumes in excess of the Contract Quantity that are delivered to the Fractionator, an excess fractionation fee equal to ** per Gallon. In either case, the fixed fractionation fee and excess fractionation fee will be increased, but never decreased, by an amount equal to 50% of the annual change in the Consumer Price Index for All Urban Consumers (the “CPI-U”), as reported during the Month of January immediately before the effective date of the adjustment with respect to the 12-Month period ending at the end of the Month of December immediately preceding such publication;

(b) a variable fractionation fee equal to (x) Houston Ship Channel Price Index for the natural gas price as reported by Inside FERC’s Gas Market report for the delivery Month (in dollars per million BTUs) multiplied by (y) ** (in cents per gallon) multiplied by (z) the total number of Gallons of Raw Product processed by Processor; and

(c) a Service Fee (as calculated pursuant to Section 7.2 below).
6.2    For each delivery Month, if Supplier shall deliver less than the Minimum Contract Quantity, Supplier shall pay the fixed fractionation fee and the Service Fee on the Minimum Contract Quantity; provided that, for the avoidance of doubt, if the Effective Date is a date other than the first Day of a Month, or if this Agreement is terminated on any Day other than the last Day of a Month, then the Minimum Contract Quantity shall only be applicable to the Days during such Month that this Agreement is in effect.
ARTICLE VII
TAXES AND OTHER PAYMENTS
7.1    Supplier shall be responsible for the payment of any royalties, overriding royalties and other payments due or to become due on the hydrocarbons which are subject to this Agreement. Any tax

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

applicable to the Raw Products or the Specification Product(s) (including but not limited to any tax applicable to stored volumes of the Specification Product(s), but excluding, for the avoidance of doubt, any income or similar taxes imposed on the income of Processor) shall be borne and paid by Supplier unless such tax is by Law imposed upon Processor, in which event, such tax shall be paid by Processor and charged to and reimbursed by Supplier. SUPPLIER SHALL INDEMNIFY AND HOLD PROCESSOR, ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, TOGETHER WITH ALL LOSS, DAMAGE AND EXPENSE (INCLUDING COURT COSTS AND ATTORNEY’S FEES) ARISING WITH RESPECT TO THE PAYMENT OF ANY TAXES, ROYALTIES, OVERRIDING ROYALTIES AND OTHER PAYMENTS DUE OR TO BECOME DUE ON THE HYDROCARBONS WHICH ARE SUBJECT TO THIS AGREEMENT.
7.2    In the fourth quarter of each Year, Processor shall determine, in good faith, an estimate of the total annual property taxes owed on the improvements owned by Processor and located on the real property at the Sweeny Refinery near State Highway 35 and FM 524, in Old Ocean, Texas 77463 (the “Improvements”), which include, but are not limited to, the Fractionator, associated cooling tower and flare, substation and offplots, for the next Year and then use the estimate to calculate a per-Gallon fee (“Service Fee”) to be assessed on the Supplier’s Minimum Contract Quantity, regardless of whether the Minimum Contract Quantity is actually delivered. The Service Fee will be calculated by dividing the estimate by the Minimum Contract Quantity, i.e., 97,000 Barrels per Day * ** Days per Year * 42 Gallons per Barrel. Processor will provide Notice to Supplier of the Service Fee to be assessed in the upcoming year in accordance with the notice provisions in Section 14.8 below. As between the parties, Processor shall pay all property taxes on the Improvements that become due after the Effective Date. The Service Fee shall be $** per-Gallon on the Supplier’s Minimum Contract Quantity for the remaining portion of Year 2016 The Service Fee shall be included on Supplier’s monthly invoice described in Article IX below.
ARTICLE VIII
REPORTING AND AUDIT
8.1     Processor shall furnish the following reports to Supplier: (1) volumes of Supplier’s Raw Product delivered to Processor each Month; (2) the Specification Product(s) volumes delivered to Supplier each Month; and (3) Supplier’s inventories of Raw Product(s) at the end of each Month.
8.2    Volume and payment reconciliations shall be prepared by each of Supplier and Processor on a Monthly basis. Supplier and Processor shall then cooperate in good faith to identify and reconcile volume balances and amounts owed. As each party hereto completes each Month’s reconciliation, a copy of the reconciliation shall be sent to the other party hereto.
8.3    Either party hereto, upon notice in writing to the other party hereto, shall have the right at normal business hours to audit the accounts and records relating to the accounting or billing under the provisions of this Agreement for any Year during the 24-Month period following the end of such Year; provided, however, that the auditing party must take written exception to and make claim upon the other party hereto for all discrepancies disclosed by such audit within such 24-Month period. Such audit shall be conducted by the auditing party’s representative or auditor at the auditing

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

party’s expense. Any volume statements, payments, reconciliations or other related documents shall be final as to all of the parties hereto unless disputed in writing within the 24-Month period following the end of the calendar Year in which payment has been made thereon.
ARTICLE IX
BILLING AND PAYMENT
Each Month, Processor shall invoice Supplier for all applicable fees and charges due hereunder. Supplier shall pay Processor, without discount, on the later of (a) two Business Days after receipt of invoice at the rates provided in Article VI of this Agreement and (b) the 22nd day of the Month such invoice is received, provided that, if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day. Payments shall be made by automated clearing house to the account specified on Processor’s invoice or to such other account as Processor may hereafter designate in writing, provided that as long as Processor is an affiliate of Supplier, Processor and Supplier may settle Supplier’s financial obligations to Processor through Supplier’s normal inter-affiliate settlement processes. If Supplier shall fail to pay to Processor any amount due hereunder by the payment due date (a “Payment Default”), such past due amount shall bear interest at the lesser of the maximum legal interest rate and 1.5% per month (the “Base Rate”). In addition, if Supplier fails to cure such Payment Default within ten (10) Business Days after receipt of notice from Processor, Processor may suspend performance; provided however, that a Payment Default shall not include the non-payment of any fee or charges invoiced hereunder are being disputed in good faith, and no interest will be charged by Processor on any such disputed amount which is ultimately resolved in favor of Supplier; provided, further, that all amounts not being disputed in good faith have been paid promptly (but, in any event, within five Days). If Supplier elects to withhold any payment otherwise due as a consequence of a good faith dispute, Supplier shall provide Processor with written notice of its specific reasons for withholding payment, and the parties hereto agree to use all reasonable efforts to resolve any such disputes in a timely manner. If it is subsequently determined, whether by mutual agreement of the parties or otherwise, that Supplier is required to pay all or any portion of the dispute amounts to Processor, in addition to paying over such amounts, Supplier also shall pay interest accrued on such amounts at the Base Rate from the original due date until paid in full.
ARTICLE X
FORCE MAJEURE
10.1 As soon as possible upon the occurrence of a Force Majeure, if any party hereto is affected by a Force Majeure event, such party shall provide the other party with written notice of the occurrence of such Force Majeure event. Each party’s obligations (other than a party’s obligation to indemnify the other party or a party’s obligation to pay any amounts due to the other party which have accrued prior to the commencement of such Force Majeure event) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Processor from performing its obligations under this Agreement. Each party’s obligations (other than a party’s obligation to indemnify the other party or a party’s obligation to pay any amounts due to the other party which have accrued prior to the commencement of such Force Majeure event) shall be temporarily suspended beginning 20 Days

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Supplier from performing its obligations under this Agreement. For clarity, the fees set forth in Article VI shall not accrue while each party’s obligations are suspended. At the conclusion of the Force Majeure event, the fees applicable to the Month in which the suspension due to the Force Majeure event remained in effect shall be ratably reduced to reflect such suspension.

10.2 A party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume the full performance of its obligations under this Agreement within a reasonable period of time.

10.3 The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing person or entity when such course is inadvisable in the discretion of the affected party.

10.4 Processor may suspend performance of the services to the extent reasonably necessary to prevent injuries to persons, damage to property or harm to the environment.

10.5 If a Force Majeure event prevents either Processor or Supplier from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either party hereto at any time after the expiration of such 12-Month period upon at least 30 Days’ notice to the other party.
ARTICLE XI
DEFAULT

If either party hereto is in material default of the provisions of this Agreement and such default has not been remedied within 60 Days after written notice from the non-defaulting party (the “Cure Period”), then the non-defaulting party may, in addition to any other rights or remedies available to it, terminate this Agreement by giving written notice of termination to the defaulting party within five (5) Days following expiration of said Cure Period.

ARTICLE XII
INDEMNIFICATION
12.1.    EXCEPT AS PROVIDED IN SECTION 3.7, SUPPLIER RELEASES AND AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD PROCESSOR, ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ALL CLAIMS, LIABILITY, LOSS, DAMAGE AND EXPENSE, INCLUDING COURT COSTS AND ATTORNEY’S FEES IN CONNECTION THEREWITH, ARISING OUT OF SUPPLIER’S CUSTODY OR USE OF THE RAW PRODUCT AND THE SPECIFICATION PRODUCT(S).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

12.2.    SUBJECT TO SECTION 3.7, PROCESSOR RELEASES AND AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD SUPPLIER, ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ALL CLAIMS, LIABILITY, LOSS, DAMAGE AND EXPENSE, INCLUDING COURT COSTS AND ATTORNEY’S FEES IN CONNECTION THEREWITH, ARISING OUT OF PROCESSOR’S CUSTODY OR USE OF THE RAW PRODUCT AND THE SPECIFICATION PRODUCT(S).
12.3    NEITHER PARTY WILL BE LIABLE FOR ANY PROSPECTIVE OR SPECULATIVE PROFITS, LOST PROFITS OR SPECIAL, INDIRECT, INCIDENTAL, TREBLE, SPECULATIVE, REMOTE, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE OR BUSINESS INTERRUPTION, WHETHER BASED UPON STATUTE, CONTRACT, TORT, STRICT LIABILITY, OR NEGLIGENCE (INCLUDING, BUT NOT LIMITED TO THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE), OR IN ANY OTHER MANNER ARISING OUT OF THIS AGREEMENT, ANY INDEMNITY PROVISION, OR OTHERWISE.
12.4    Notice of Claims by Supplier or Processor for any liability, loss, damage, or expense arising out of this Agreement must be made to the other party in writing within 180 Days after the same shall have accrued. Such claims, described in reasonable detail, must be sent to the other party within said 180 days and unless so made and filed, the other party shall be wholly released and discharged therefrom and shall not be liable therefore in any court of justice. No suit at law or in equity shall be maintained upon any claim unless instituted within two years and one Day after the cause of action accrued.
ARTICLE XIII
CHANGE IN LAW

If new Laws require Processor to make substantial and unanticipated expenditures in connection with the services Processor provides to Supplier under this Agreement, Processor shall use commercially reasonable efforts to attempt to secure a waiver, exception or extension for the time of compliance with the new Law in an effort to secure continued operation under existing applicable Laws during the term of this Agreement. If Processor is unable to secure a waiver, exception or extension for continued operation using commercially reasonable efforts, then Processor will find a commercially reasonable manner to conform to the new Laws and give Supplier commercially reasonable advance notice of any planned expenditures necessary for such compliance. Supplier will reimburse Processor for Supplier’s proportionate share of the costs of complying with such Laws, or at Processor’s option, and if the parties agree, the relevant fees will be increased or an alternate mechanism shall be adopted to allow Processor to recover the amount paid for such costs over time from Supplier or another entity. The Supplier’s “proportionate share” of the costs of complying with such Laws referenced in the immediately preceding sentence shall be 100% if Supplier is Processor’s sole customer for services of the type that Processor provides under this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE XIV
MISCELLANEOUS
14.1.    This Agreement may be scanned and stored electronically, or stored on computer tapes and disks, as may be practicable (the “Imaged Agreement”). The Imaged Agreement if introduced as evidence in printed format, in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party shall object to the admissibility of any Imaged Agreement (or photocopies of the transcription of such Imaged Agreement) on the basis that such were not originated or maintained in documentary form under either the hearsay rule or the best evidence rule. However, nothing herein shall be construed as a waiver of any other objection to the admissibility of such evidence.
14.2    Processor shall in good faith endeavor to promptly notify Supplier of any product spills or other environmentally polluting discharges. Notice may be sent by email to Supplier’s scheduler or operational personnel.
14.3.    THIS AGREEMENT, AND ANY ACTIONS, CLAIMS, DEMANDS OR SETTLEMENTS HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO ANY CONFLICTS OF LAW PRINCIPLES WHICH MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS (AS APPLICABLE) LOCATED IN HOUSTON, TEXAS, AND TO ALL COURTS COMPETENT TO HEAR AND DETERMINE APPEALS THEREFROM, AND WAIVES ANY OBJECTIONS THAT A SUIT, ACTION OR PROCEEDING SHOULD BE BROUGHT IN ANOTHER COURT AND ANY OBJECTIONS TO INCONVENIENT FORUM.
14.4    No waiver by either party of any default under this Agreement shall be deemed to be a waiver of any future default, whether of a like or a different character.
14.5    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. No party may assign this Agreement, nor any interest herein, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except that either party hereto may (i) assign its rights and delegate its duties hereunder to an affiliate without the consent of the other party or (ii) make collateral assignments of this Agreement to secure working capital or other financing without the consent of the other party. Such assignment shall be effective upon notice sent by the assigning party. Upon the occurrence of a Partnership Change in Control (as hereinafter defined), Processor shall provide Supplier with a notice of any Partnership Change in Control at least 60 Days prior to the effective date thereof.  Within 180 Days following receipt of such notice, Supplier may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control. In the event this Agreement is terminated early as a result of Partnership Change in Control, Supplier shall have no further payment obligations to Processor except for those incurred prior to the date of such early termination.  A “Partnership Change in Control” means Phillips 66 Company ceases to control the general partner of Phillips 66 Partners LP.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

14.7    It is not the intention of the parties to create, and this Agreement shall not be deemed or construed to create, a partnership, joint venture or association or a trust. This Agreement shall not be deemed or construed to authorize any party to act as an agent, servant or employee for any other party for any purpose whatsoever except as explicitly set forth in this Agreement.
14.8    Any notice, request, instruction, correspondence, or other documentation to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested or facsimile as follows:
If to Processor, addressed to:
Phillips 66 Sweeny Frac LLC
3010 Briarpark Drive
Houston, TX 77042
Attn: President
Copy to General Counsel

If to Supplier, addressed to:

Phillips 66 Company
3010 Briarpark Drive
Houston, TX 77042
Attn: President

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Day and Year first above written.

PHILLIPS 66 SWEENY FRAC LLC By:_ /s/ Robert A. Herman Name: Robert A. Herman Title: President	PHILLIPS 66 COMPANY By:_ /s/ Robert A. Herman Name: Robert A. Herman Title: Executive Vice President, Midstream